EXHIBIT  5.1
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                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                           1065 AVENUE OF THE AMERICAS
                                NEW YORK, NY 10018
                        TEL 212 930 9700 FAX 212 930 9725
                                  WWW. SRFF.COM


                                   December  21,  2005

VIA  ELECTRONIC  TRANSMISSION
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Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Re:     HYBRID  FUEL  SYSTEMS,  INC
        Form  S-8  Registration  Statement
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Ladies  and  Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by HYBRID FUEL SYSTEMS, INC, a Georgia corporation (the "Company"), with the Securities and Exchange Commission on December 21, 2005.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

     Very  truly  yours,

     /s/  Sichenzia  Ross  Friedman  Ference  LLP
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     Sichenzia  Ross  Friedman  Ference  LLP